Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of ProPetro Holding Corp. of our reports dated February 20, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of ProPetro Holding Corp., appearing in the Annual Report on Form 10-K of ProPetro Holding Corp. for the year ended December 31, 2024.

/s/ RSM US LLP

Houston, Texas

December 16, 2025

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